                                                                       EXHIBIT 1

                      SOUTHWESTERN BELL TELEPHONE COMPANY

                                DEBT SECURITIES

                             UNDERWRITING AGREEMENT


                                                                   March 5, 1998

To the Representative
   named in Schedule I
   hereto of the Underwriters
   named in Schedule II hereto

Dear Sirs:

         Southwestern Bell Telephone Company, a Missouri corporation (the "Company"), may issue and sell from time to time series of its debt securities registered under the registration statement referred to in Paragraph 1(a) hereof ("Securities" and, individually, "Security"). The Securities will be issued under an Indenture, dated as of February 1, 1985, as supplemented by the First Supplemental Indenture, dated as of June 1, 1991 (together, the "Indenture"), from the Company to The Bank of New York, as Trustee, in one or more series, which series may vary as to interest rates, maturities, redemption provisions and selling prices, with all such terms for any particular series being determined at the time of sale. The Company proposes to sell to the underwriters named in Schedule II hereto ("Underwriters") for whom you are acting as representative ("Representative") a series of Securities, of the designation, with the terms and in the aggregate principal amount specified in
Schedule I hereto ("Underwritten Securities" and, individually, "Underwritten Security").

1. The Company represents and warrants to, and agrees with, the several Underwriters that:

              (a) A registration statement on Form S-3 with respect to the Securities has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended ("Act" or "Securities Act"), and the rules and regulations ("Rules and Regulations") of the Securities and Exchange Commission ("Commission" or "SEC") thereunder and has become effective. As used in this Agreement,
       (i) "Registration Statement" means that registration statement (File No. 333-37515), as amended or supplemented to the date hereof (including all documents incorporated therein by reference); (ii) "Preliminary Prospectus" means each prospectus (including all documents incorporated therein by reference) included in that Registration Statement, or amendments thereto or supplements thereof, before it became effective under the Act, including any prospectus filed with the Commission pursuant to Rule 424(a) of the Rules and Regulations; (ii) "Basic Prospectus" means the prospectus (including all documents incorporated therein by reference) included in the Registration Statement; and (iv) "Prospectus" means the Basic Prospectus, together with any prospectus amendment or supplement (including in each case all documents incorporated therein by reference) specifically relating to the Underwritten Securities, as filed with, or mailed for filing to, the Commission pursuant to paragraph (b) or (c) of Rule 424 of the Rules and Regulations. The Commission has not issued any order preventing or suspending the use of the Prospectus.

              (b) The Registration Statement and each Prospectus contain, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will contain at all times during the period specified in Paragraph 8(c) hereof, all statements which are required by the Act, the Securities Exchange Act of 1934, as amended ("Exchange Act"), the Trust Indenture Act of 1939, as amended ("Trust Indenture Act"), and the rules and regulations of the Commission under such Acts; the Indenture, including any amendments and supplements thereto, pursuant to which the Underwritten Securities will be issued, will conform with the requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder, and the Registration Statement and the Prospectus do not, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will not at any time during the period specified in Paragraph 8(c) hereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to the Company through the Representative by or on behalf of any Underwriter specifically for use therein, or as to any statements in or omissions from the Statement of Eligibility of the Trustee under the Indenture.

              (c) The Company is not in violation of its corporate charter or bylaws or in default under any agreement, indenture or instrument, the effect of which violation or default would be material to the Company, the execution, delivery and performance of this Agreement and any Delayed Delivery Contracts (as defined in Paragraph 3 hereof) and compliance by the Company with the provisions of the Underwritten Securities and the Indenture will not conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of Company pursuant to the terms of, or constitute a default under, any agreement, indenture or instrument, or result in a violation of the corporate charter or bylaws of the Company or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company; and except as required by the Act, the Trust Indenture Act and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement, the Delayed Delivery Contract, if any, and the Indenture.

              (d) Except as described in or contemplated by the Registration Statement and the Prospectus, there shall have not occurred any changes or any development involving a prospective change, or affecting particularly the business or properties of the Company or its subsidiaries, which materially impairs the investment quality of the Underwritten Securities since the dates as of which information is given in the Registration Statement and the Prospectus.

              (e) On the Delivery Date (as defined in Paragraph 7 hereof), (i) the Indenture will have been duly authorized, executed and delivered by the Company and will constitute the legally binding obligation of the Company, enforceable in accordance with its terms, (ii) the Underwritten Securities will have been duly authorized and, upon payment therefor as provided in this Agreement, will constitute legally binding obligations of the Company entitled to the benefits of the Indenture and (iii) the Underwritten Securities and the Indenture will conform to the descriptions thereof contained in the Prospectus.

              (f) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Missouri, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases properties or conducts business, except where the failure to so qualify would not have a material adverse effect on the Company.

              (g) Except as described in the Prospectus, there is no material litigation or governmental proceeding pending or, to the knowledge of the Company, threatened against the Company which is reasonably expected to result in any material adverse change in the financial condition, results of operations, business or prospects of the Company or which is required to be disclosed in the Registration Statement.

              (h) The financial statements filed as part of the Registration Statement or included in any Preliminary Prospectus or the Prospectus present, or (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will present at all times during the period specified in Paragraph 8(c) hereof, fairly, the financial condition and results of operations of the Company, at the dates and for the periods indicated, and have been, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will be at all times during the period specified in Paragraph 8(c) hereof, prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as described in the notes thereto).

              (i) The documents incorporated by reference into any Preliminary Prospectus or the Prospectus have been, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will be, at all times during the period specified in Paragraph 8(c) hereof, prepared by the Company in conformity with the applicable requirements of the Act and the Rules and Regulations and the Exchange Act and the rules and regulations of the Commission thereunder and such documents have been, or (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will be at all times during the period specified in Paragraph 8(c) hereof, timely filed as required thereby.

              (j) There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations, or which were required to be filed as exhibits to any document incorporated by reference in the Prospectus by the Exchange Act or the rules and regulations of the Commission thereunder, which have not been filed as exhibits to the Registration Statement or to such document or incorporated therein by reference as permitted by the Rules and Regulations or the rules and regulations of the Commission under the Exchange Act as required.

              (k) No order, consent, approval, authorization, registration or qualification of or with any governmental agency or body having jurisdiction over the Company or any of its properties is required for the issue and sale of the Underwritten Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such as have been, or will have been prior to the Delivery Date, obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Underwritten Securities by the Underwriters.

2. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price and on the other terms set forth in
       Schedule I hereto, the principal amount of the Underwritten Securities set forth opposite its name in Schedule II hereto.

3. Any offer to purchase Underwritten Securities by institutional investors solicited by the Underwriters for delayed delivery shall be made pursuant to contracts substantially in the form of Exhibit A attached hereto, with such changes therein as the Company and the Representative may approve ("Delayed Delivery Contracts"). The Company shall have the right, in its sole discretion, to approve or disapprove each such institutional investor. Underwritten Securities which are subject to Delayed Delivery Contracts are herein sometimes called "Delayed Delivery Underwritten Securities" and Underwritten Securities which are not subject to Delayed Delivery Contracts are herein sometimes called "Immediate Delivery Underwritten Securities."

       Contemporaneously with the purchase on the Delivery Date by the Underwriters of the Immediate Delivery Underwritten Securities pursuant to this Agreement, the Company will pay to the Representative, for the account of the Underwriters, the compensation specified in Schedule I hereto for arranging the sale of Delayed Delivery Underwritten Securities. The Underwriters shall have no responsibility with respect to the validity or performance of any Delayed Delivery Contracts.

       For the purpose of determining the principal amount of Immediate Delivery Underwritten Securities to be purchased by each Underwriter, there shall be deducted from the principal amount of Underwritten Securities to be purchased by such Underwriter as set forth in Schedule II hereto that portion of the aggregate principal amount of Delayed Delivery Underwritten Securities that the principal amount of Underwritten Securities to be purchased by such Underwriter as set forth in Schedule II hereto bears to the aggregate principal amount of Underwritten Securities set forth therein to be purchased by all of the Underwriters (in each case as adjusted by the Representative to avoid fractions of the minimum principal amount in which the Underwritten Securities may be issued), except to the extent that the Representative determines, in its discretion, that such deduction shall be otherwise than in such proportion and so advises the Company.

4.            [Reserved]

5. The Company shall not be obligated to deliver any Underwritten Securities except upon payment for all Immediate Delivery Underwritten Securities to be purchased pursuant to this Agreement as hereinafter provided.

6. If any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non- defaulting Underwriters shall be obligated to purchase the Immediate Delivery Underwritten Securities which the defaulting Underwriter agreed but failed to purchase in the respective proportions which the principal amount of Underwritten Securities set forth in Schedule II hereto to be purchased by each remaining non-defaulting Underwriter set forth therein bears to the aggregate principal amount of Underwritten Securities set forth therein to be purchased by all the remaining non-defaulting Underwriters; provided that the remaining non- defaulting Underwriters shall not be obligated to purchase any Immediate Delivery Underwritten Securities if the aggregate principal amount of Immediate Delivery Underwritten Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase exceeds 9.09% of the total principal amount of Underwritten Securities, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the principal amount of Underwritten Securities set forth in Schedule II hereto to be purchased by it. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Immediate Delivery Underwritten Securities. If the remaining Underwriters or other underwriters satisfactory to the Representative do not elect to purchase the Immediate Delivery Underwritten Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, or the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Paragraph 8(i) hereof.

       Nothing contained in this Paragraph 6 shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other Underwriters are obligated or agree to purchase the Immediate Delivery Underwritten Securities of a defaulting or withdrawing Underwriter, either the Representative or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of the Company or the Representative may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

7. Delivery of and payment for the Immediate Delivery Underwritten Securities shall be made at such address, date and time as specified in
       Schedule I hereto. This date and time are sometimes referred to as the "Delivery Date." On the Delivery Date, the Company shall deliver the Immediate Delivery Underwritten Securities to the Representative for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer of immediately available funds settled through the New York Clearing House or such other

       Clearing House as is named in Schedule I. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Immediate Delivery Underwritten Securities shall be in such form or forms and in such denominations as may be set forth in
       Schedule I. Immediate Delivery Underwritten Securities in registered form shall be in such authorized denominations and registered in such names as the Representative shall request in writing not less than two full business days prior to the Delivery Date. For the purpose of expediting the checking and packaging of the Immediate Delivery Underwritten Securities, the Company shall make the Immediate Delivery Underwritten Securities available for inspection by the Representative in New York, New York not later than 2:00 P.M., local time, on the business day prior to the Delivery Date. For purposes of Rule 15c6-1 under the Exchange Act, the Delivery Date (if later than the otherwise applicable settlement date) shall be the date for payment of funds and delivery of securities for all the Immediate Delivery Underwritten Securities sold pursuant to the offering, other than Delayed Delivery Underwritten Securities for which payment of funds and delivery of securities shall be as hereinafter provided.

8.            The Company agrees with the several Underwriters:

              (a) The Company will furnish promptly to the Representative and to counsel for the Underwriters signed copies of the Registration Statement as originally filed and each amendment and supplement thereto filed prior to the date hereof and relating to or covering the Underwritten Securities, and a copy of the Prospectus filed with the Commission, including all documents incorporated therein by reference and all consents and exhibits filed therewith;

              (b) The Company will deliver promptly to the Representative such reasonable number of the following documents as the Representative may request: (i) conformed copies of the Registration Statement (excluding exhibits other than the computation of the ratio of earnings to fixed charges, the Indenture and this Agreement), (ii) the Prospectus and
       (iii) any documents incorporated by reference in the Prospectus;

              (c) During any period when a Prospectus relating to the Underwritten Securities is required by law to be delivered, the Company will not file any amendment of the Registration Statement nor will the Company file any amendment or supplement to the Prospectus (except for (i) an amendment or supplement consisting solely of the filing of a document under the Exchange Act or (ii) a supplement relating to an offering of securities other than the Underwritten Securities), unless the Company has furnished you a copy of such proposed amendment or supplement for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause the Prospectus and any amendment or supplement thereto to be filed with the SEC as required pursuant to Rule 424 under the Securities Act. The Company will promptly advise you (i) when the Prospectus or any amendment or supplement thereto shall have been filed with the SEC pursuant to Rule 424 under the Securities act, (ii) when any amendment of the Registration Statement shall have become effective, (iii) of any request by the SEC for any amendment of the Registration Statement or amendment of or supplement to the Prospectus or for any additional information, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Underwritten Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will promptly (upon filing thereof) furnish you a copy of any amendment or supplement to the Prospectus or Registration Statement not furnished to the Representative for prior review pursuant to exception (i) or (ii) of the first sentence of this paragraph 8(c). The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof;

              (d) If, at any time when a prospectus relating to the Underwritten Securities is required to be delivered under the Securities Act, any event occurs as a result of which the Registration Statement, as then amended, or the Prospectus, as then supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or to supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) notify you of the happening of such event, (ii) prepare and file with the SEC, subject to the first sentence of paragraph (c) of this Section 8, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and (iii) will supply any such amended or supplemented Prospectus to you in such quantities as the Representative may reasonably request;

              (e) As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act;

              (f) During a period of five years after the date hereof, the Company will furnish to the Representative copies of all reports and financial statements furnished by the Company to each securities exchange on which securities issued by the

       Company may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

              (g) The Company will endeavor to qualify the Underwritten Securities for sale under the laws of such jurisdiction as you may designate and will maintain such qualifications in effect so long as required for the distribution of the Underwritten Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject;

              (h) The Company will pay the costs incident to the authorization, issuance and delivery of the Underwritten Securities and any taxes payable in that connection; the costs incident to the preparation, printing and filing under the Act of the Registration Statement and any amendments, supplements and exhibits thereto; the costs of distributing the Registration Statement as originally filed and each amendment and post-effective amendment thereof (including exhibits), any Preliminary Prospectus, the Prospectus and any documents incorporated by reference in any of the foregoing documents; the costs of producing this Agreement, the Delayed Delivery Contracts, if any, and the Indenture; fees paid to rating agencies in connection with the rating of the Securities, including the Underwritten Securities; the fees and expenses of qualifying the Underwritten Securities under the securities laws of the several jurisdictions as provided in this Paragraph and of preparing and printing a Blue Sky Memorandum and a memorandum concerning the legality of the Securities, including the Underwritten Securities, as an investment; and all other costs and expenses incident to the performance of the Company's obligations under this Agreement; provided that, except as provided in this Paragraph and in Paragraph 12 hereof, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the Underwritten Securities which they may sell and the expenses of advertising any offering of the Underwritten Securities made by the Underwriters; and

              (i) Until the termination of the offering of the Underwritten Securities, to timely file all documents, and any amendments to previously filed documents, required to be filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act.

9. (a) The Company shall indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which that Underwriter or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and such controlling person for any legal and other expenses reasonably incurred by that Underwriter or controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred (but no more frequently than annually); provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for use therein. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or controlling person.

              (b) Each Underwriter shall indemnify and hold harmless the Company, each of their directors, each of their officers who signed the Registration Statement and any person who controls the Company, within the meaning of the Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Company, or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company through the Representative by or on behalf of that Underwriter specifically for use therein, and shall reimburse the Company for any legal and other expenses reasonably incurred by the Company or any such director, officer or controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred (but no more frequently that annually). The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any of its directors, officers or controlling persons.

              (c) Promptly after receipt by an indemnified party under this Paragraph 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Paragraph 9, notify the indemnifying party in writing of the claim or the commencement of that action, provided that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under Paragraph 9(a) or 9(b). If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Paragraph 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. If the indemnifying party shall not elect to assume the defense of such action, such indemnifying party will reimburse such indemnified party for the reasonable fees and expenses of any counsel retained by them. In the event that the parties to any such action (including impleaded parties) include both the Company and one or more Underwriters and either (i) the indemnifying party or parties and indemnified party or parties mutually agree or (ii) representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct or in the opinion of such counsel due to actual or potential differing interests between them, then the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and will reimburse such indemnified party for the reasonable fees and expenses of any counsel retained by them and satisfactory to the indemnifying party, it being understood that the indemnifying party shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such indemnified parties, which firm shall be designated in writing by the Representative in the case of an action in which one or more Underwriters or controlling persons are indemnified parties and by the Company in the case of an action in which the Company or any of its directors, officers or controlling persons are indemnified parties. The indemnifying party or parties shall not be liable under this Agreement with respect to any settlement made by any indemnified party or parties without prior written consent by the indemnifying party or parties to such settlement.

              (d) If the indemnification provided for in this Paragraph 9 shall for any reason be unavailable to an indemnified party under Paragraph 9(a) or 9(b) hereof in respect of any loss, claim, damage, liability or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as is appropriate to reflect the relative benefits by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Underwritten Securities. If, however, this allocation is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Underwritten Securities and the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Underwritten Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to such offering. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Paragraph 9(d) shall be deemed to include, for purposes of this Paragraph 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Paragraph 9(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Paragraph 9(d) are several in proportion to their respective underwriting obligations and not joint.

              (e) The agreements contained in this Paragraph 9 and the representations, warranties and agreements of the Company in Paragraph 1 and Paragraph 8 hereof shall survive the delivery of the Underwritten Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

10. The obligations of the Underwriters under this Agreement may be terminated by the Representative, in its absolute discretion, by notice given to and received by the Company prior to the delivery of and payment for the Immediate Delivery Underwritten Securities, if, during the period beginning on the date hereof to and including the Delivery Date, (a) trading in securities generally on the New York Stock Exchange, Inc. is suspended or materially limited, or (b) a banking moratorium is declared by either Federal or New York State authorities, or (c) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis or the declaration by the United States of war or a national emergency the effect of which on the financial markets of the United States is material and adverse and is such as to make it, in the reasonable judgment of the Representative, impracticable or inadvisable to market such Underwritten Securities on the terms and in the manner contemplated by the Prospectus, or (d) the Company shall have received notice that any rating of any of the Company's unsecured senior debt securities shall have been lowered by any nationally recognized statistical rating organization (as defined in Rule 15c3-1 under the Exchange Act) or any such organization has publicly announced that it has under surveillance or review, with possible negative implications, the ratings of any of the Company's unsecured senior debt securities, or (e) there shall have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries which, in the Representative's reasonable judgment, materially impairs the investment quality of the Underwritten Securities.

11. The respective obligations of the Underwriters under the Agreement with respect to the Underwritten Securities are subject to the accuracy, on the date hereof and on the Delivery Date, of the representations and warranties of the Company contained herein, to performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions applicable to the Underwritten Securities:

              (a) At or before the Delivery Date, no stop order suspending the effectiveness of the Registration Statement nor any order directed to any document incorporated by reference in the Prospectus shall have been issued and prior to that time no stop order proceeding shall have been initiated or threatened by the Commission and no challenge shall have been made by the Commission or its staff as to the accuracy or adequacy of any document incorporated by reference in the

       Prospectus; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and after the date hereof the Company shall not have filed with the Commission any amendment or supplement to the Registration Statement or the Prospectus (or any document incorporated by reference therein) that shall have been disapproved by the Representative.

              (b) No Underwriter shall have discovered and disclosed to the Company on or prior to the Delivery Date that the Registration Statement or the Prospectus contains an untrue statement of a fact which is material or omits to state a fact which is material and is required to be stated therein or is necessary to make the statements therein not misleading.

              (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Underwritten Securities and the Indenture and the form of the Registration Statement, the Prospectus (other than financial statements and other financial data) and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to Sullivan & Cromwell, counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

              (d) The Vice President and Counsel to the Company shall have furnished to the Representative his opinion addressed to the Underwriters and dated the Delivery Date, as counsel, to the effect that:

                        (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Missouri, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases properties or conducts business, except where the failure to so qualify would not have a material adverse effect on the Company;

                        (ii) the Indenture has been duly authorized, executed and delivered, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting creditors' rights generally from time to time in effect and to general principles of equity);

                        (iii) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority, body or any arbitrator involving the Company of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required; and the statements included or incorporated by reference in the Prospectus describing any legal proceedings or material contracts or agreements relating to the Company fairly summarize such matters; and the Underwritten Securities, the Indenture and any Delayed Delivery Contracts conform to the descriptions thereof contained under the following (or comparable) captions of the
              Prospectus: "Description of Debt Securities" and "Plan of Distribution";

                        (iv) the Immediate Delivery Underwritten Securities have been duly authorized, executed, authenticated, issued and delivered and are valid and legally binding obligations of the Company entitled to the benefits of the Indenture;

                        (v) the Delayed Delivery Underwritten Securities, if any, have been duly authorized and, when executed, authenticated, issued and delivered to, and paid for by, the respective purchasers thereof in accordance with the Indenture and the related Delayed Delivery Contracts, will be valid and legally binding obligations of the Company entitled to the benefits of the Indenture;

                        (vi) the Registration Statement and any amendments thereto have become effective under the Securities Act; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement, the Prospectus and each amendment thereof or supplement thereto as of their respective effective or issue dates (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Trust Indenture Act and the respective rules and regulations thereunder; and such counsel has no reason to believe that the Registration Statement, or any amendment thereof, at the time it became effective or at the date of this Agreement or at the Delivery Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the date of this Agreement or at the Delivery Date, included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                        (vii) this Agreement and the Delayed Delivery Contracts, if any, have been duly authorized, executed and delivered by the Company;

                        (viii) no order, consent, approval, authorization, registration or qualification of or with any governmental agency or body having jurisdiction over the Company or any of its properties is required for the issue and sale of the Underwritten Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such as have been obtained under the Securities Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the sale and distribution of the Underwritten Securities; and

                        (ix) neither the execution and delivery of the Indenture, this Agreement or any Delayed Delivery Contracts, the issue and sale of the Underwritten Securities, nor the consummation of any other of the transactions herein or therein contemplated nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach of, or constitute a default under, the charter or by-laws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company is a party or by which the Company or any of its assets is bound, or any order or regulation known to such counsel to be applicable to the Company of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company.

In rendering such opinion, such counsel may rely, as to the execution of the Indenture by the Trustee, upon a certificate of the Trustee setting forth the facts as to such execution.

In rendering such opinion, such counsel may also rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Missouri upon the opinion of other counsel of good standing believed to be reliable, provided that such counsel states in such opinion that such counsel and the Representative are justified in relying upon the opinion of such other counsel, and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

In rendering such opinion with respect to clause (viii) above, insofar as it relates to regulatory authorities in the states in which the Company operates, such counsel may rely on the opinions of local counsel satisfactory to such counsel.

              (e) The Representative shall have received from Sullivan & Cromwell, counsel for the Underwriters, such opinion or opinions, dated the date hereof, with respect to the issuance and sale of the Underwritten Securities, the Indenture, the Registration Statement, the Prospectus and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

              (f) The Company shall have furnished to the Representative a certificate signed by its Chairman of the Board or its President or a Vice President and its Treasurer or an Assistant Treasurer stating that after reasonable investigation and to the best of their knowledge:

                        (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Delivery Date with the same effect as if made on the Delivery Date; the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to the obligation of the Underwriters to purchase the Underwritten Securities hereunder; and the conditions set forth in Paragraphs 11(a) and 11(h) have been fulfilled;

                        (ii)  as of the date of the Prospectus, the
              Registration Statement and the Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

                        (iii) since the date of the most recent financial statements included or incorporated by reference in the Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

              (g) The Company shall have furnished to the Representative (i) a letter of Ernst & Young LLP, addressed to the Board of Directors of the Company and the Underwriters and dated the later of the effective date of the Registration Statement or the date of the filing of the Company's latest Annual Report on Form 10-K, of the type described in the American Institute of Certified Public Accountants' Statement on Auditing Standards No. 72 and covering such financial statement items as counsel for the Underwriters may reasonably have requested; (ii) a letter of Ernst & Young LLP, addressed to the Underwriters and dated the Delivery Date, stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of such letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter referred to in subclause (i) above and confirming in all material respects the conclusions and findings set forth in such prior letter; and (iii) a letter, dated the Delivery Date, of any other accountants that have audited financial statements included or incorporated by reference in the Registration Statement and Prospectus, addressed to the Underwriters, of the type described in SAS 72 and covering such financial statement items as the Underwriters may reasonably request.

              (h) No order, consent, approval, authorization, registration or qualification of or with any governmental agency or body having jurisdiction over the Company or any of its properties is required for the issue and sale of the Underwritten Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such as have been, or will have been prior to the Delivery Date, obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Underwritten Securities by the Underwriters.

       All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to the Representative.

12. If the Company shall fail to tender the Immediate Delivery Underwritten Securities for delivery to the Underwriters for any reason permitted under this Agreement, or if the Underwriters shall decline to purchase the Immediate Delivery Underwritten Securities for any reason permitted under this Agreement (other than pursuant to Paragraph 6 or Paragraphs 10(a) - (d) hereof), the Company shall reimburse the Underwriters for the reasonable fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been incurred by them in connection with this Agreement and the proposed purchase of Immediate Delivery Underwritten Securities and the solicitation of any purchases of the Delayed Delivery Underwritten Securities, and upon demand the Company shall pay the full amount thereof to the Representative. If this Agreement is terminated pursuant to Paragraph 6 hereof by reason of the default of one or more Underwriters or pursuant to Paragraphs 10(a) - (d) hereof, the Company shall not be obligated to reimburse any Underwriter on account of those expenses.

13. The Company shall be entitled to act and rely upon any request, consent, notice or agreement by, or on behalf of, the Representative. Any notice by the Company to the Underwriters shall be sufficient if given in writing or by facsimile transmission confirmed promptly in writing addressed to the Representative at its address set forth in
       Schedule I hereto, and any notice by the Underwriters to the Company shall be sufficient if given in writing or by facsimile transmission confirmed promptly in writing addressed to the Company at 175 E. Houston St., 7th Floor, San Antonio, Texas 78205, Telecopy Number: (210) 351-3849, Attention of the Treasurer, with a copy to the Corporate/SEC Attorney, 175 E. Houston St., 7th Floor, San Antonio, Texas 78205, Telecopy Number: (210) 351-3467.

14. This Agreement shall be binding upon the Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Act and
       (b) the indemnity agreement of the Underwriters contained in Paragraph 9 hereof shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Paragraph 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

15. For purposes of this Agreement, "business day" means any day on which the New York Stock Exchange, Inc. is open for trading.

16. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

17. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF NEW YORK.

       If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement shall represent a binding agreement between the Company and the several Underwriters.

                                       Very truly yours,

                                       SOUTHWESTERN BELL TELEPHONE COMPANY


                                       By: /s/ Donald E. Kiernan
                                           -------------------------------------
                                               Donald E. Kiernan
                                               Vice President

                                       The foregoing Agreement is hereby
                                       confirmed and accepted as of the date
                                       first above written.



                                       Merrill Lynch, Pierce, Fenner & Smith
                                       Incorporated



                                       /s/ Patricia McGowan
                                       -----------------------------------------
                                       Name:  Patricia McGowan
                                       Title: Authorized Signature




                                       For itself and as Representative of the
                                       several Underwriters named in Schedule II to the foregoing Agreement.

                                   SCHEDULE I


Underwriting Agreement dated March 5, 1998

Registration Statement No. 333-37515

Representative and Address:

                        Merrill Lynch & Co.,
                        Merrill Lynch, Pierce, Fenner & Smith Incorporated 250 Vesey Street
                        World Financial Center, North Tower
                        10th Floor
                        New York, New York 10281

Underwritten Securities:

       Indenture, dated as of February 1, 1985, as supplemented by the First Supplemental Indenture, dated as of June 1, 1991, from Southwestern Bell Telephone Company to The Bank of New York, as Trustee (together, the "Indenture")

       As used in this Underwriting Agreement, references to "Underwritten Securities" shall be deemed to be references to the 6 7/8% Debentures (as hereinafter defined), which constitute a series of Securities under the Indenture.


Designation:                      6 7/8% Debentures due March 31, 2048
                                  ("6 7/8% Debentures")

Principal Amount:                 $200,000,000

Date of Maturity:                 March 31, 2048 (subject to possible shortening
                                  of the maturity date, as set forth in the Prospectus Supplement)

Interest Rate:                    6 7/8% per annum, payable quarterly on each
                                  March 31, June 30, September 30 and December
                                  31, commencing June 30, 1998, to holders of record at the close of business on the preceding March 15, June 15, September 15 or
                                  December 15

Purchase Price:                   96.85% of the aggregate principal amount for
                                  retail sales, and 98% of the aggregate
                                  principal amount for institutional sales, plus, in each case, accrued interest, if any, from March 10, 1998 to the date of delivery

Redemption Provisions:            The 6 7/8% Debentures are not redeemable prior
                                  to March 31, 2003, except as set forth below.
                                  On or after March 31, 2003 and prior to
                                  maturity, the Company, at its option, may redeem all or from time to time any part of the 6 7/8% Debentures upon not less than 30 days but not more than 60 days' notice at a redemption price equal to 100% of the principal amount redeemed, plus accrued and unpaid interest to the date of redemption (the
                                  "Redemption Price"). Additionally, upon the occurrence of a Tax Event (as defined in the Prospectus Supplement), the Company may redeem the 6 7/8% Debentures in whole at the Redemption Price, as described in the Prospectus Supplement

Form and Authorized
 Denominations:                   The 6 7/8% Debentures will be issued only in
                                  registered, book-entry form in denominations of $25 and integral multiples thereof. The 6
                                  7/8% Debentures will be represented by a global security or securities deposited with, or on behalf of, The Depository Trust Company, and registered in the name of Cede & Co., as nominee for The Depository Trust Company

Delivery Date, Time
and Location:                     10:00 a.m. (New York time) on March 10, 1998,
                                  at the offices of Sullivan & Cromwell, 125
                                  Broad Street, New York, New York 10004

Specified Funds for
Payment of Purchase Price:        Immediately available funds

The Delayed Delivery
Contracts shall have
the following terms:              There are no Delayed Delivery Contracts

                                  SCHEDULE II


               Underwriter                                                   Principal Amount
               -----------                                                   ----------------
 Merrill Lynch, Pierce, Fenner & Smith Incorporated  . . . . . . . . . .     $ 21,250,000

 Bear, Stearns & Co. Inc.  . . . . . . . . . . . . . . . . . . . . . . .       20,625,000

 A.G. Edwards & Sons, Inc. . . . . . . . . . . . . . . . . . . . . . . .       20,625,000

 Goldman, Sachs & Co.  . . . . . . . . . . . . . . . . . . . . . . . . .       20,625,000

 Edward D. Jones & Co., L.P. . . . . . . . . . . . . . . . . . . . . . .       20,625,000

 PaineWebber Incorporated  . . . . . . . . . . . . . . . . . . . . . . .       20,625,000

 Prudential Securities Incorporated  . . . . . . . . . . . . . . . . . .       20,625,000

 Stephens Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2,000,000

 Robert W. Baird & Co. Incorporated  . . . . . . . . . . . . . . . . . .        2,000,000

 CIBC Oppenheimer Corp.  . . . . . . . . . . . . . . . . . . . . . . . .        2,000,000

 Cowen & Company . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2,000,000

 Dain Rauscher Incorporated  . . . . . . . . . . . . . . . . . . . . . .        2,000,000

 Donaldson, Lufkin & Jenrette Securities Corporation . . . . . . . . . .        2,000,000

 EVEREN Securities, Inc. . . . . . . . . . . . . . . . . . . . . . . . .        2,000,000

 Legg Mason Wood Walker, Incorporated  . . . . . . . . . . . . . . . . .        2,000,000

 Piper Jaffray Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . .        2,000,000

 Raymond James & Associates, Inc.  . . . . . . . . . . . . . . . . . . .        2,000,000

 The Robinson-Humphrey Company, LLC  . . . . . . . . . . . . . . . . . .        2,000,000

 Tucker Anthony Incorporated . . . . . . . . . . . . . . . . . . . . . .        2,000,000

 US Clearing Corp. . . . . . . . . . . . . . . . . . . . . . . . . . . .        2,000,000

 Wheat First Securities, Inc.  . . . . . . . . . . . . . . . . . . . . .        2,000,000

 Advest, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1,000,000

 Blaylock & Partners, L.P. . . . . . . . . . . . . . . . . . . . . . . .        1,000,000

 J.C. Bradford & Co. . . . . . . . . . . . . . . . . . . . . . . . . . .        1,000,000

 Craigie Incorporated  . . . . . . . . . . . . . . . . . . . . . . . . .        1,000,000

 Fahnestock & Co. Inc. . . . . . . . . . . . . . . . . . . . . . . . . .        1,000,000

 Fidelity Securities & Investment Co. Inc. . . . . . . . . . . . . . . .        1,000,000

 First Albany Corporation  . . . . . . . . . . . . . . . . . . . . . . .        1,000,000

               Underwriter                                                   Principal Amount
               -----------                                                   ----------------
 First of Michigan Corporation . . . . . . . . . . . . . . . . . . . . .        1,000,000

 Gibraltar Securities Co.  . . . . . . . . . . . . . . . . . . . . . . .        1,000,000

 Gruntal & Co., L.L.C. . . . . . . . . . . . . . . . . . . . . . . . . .        1,000,000

 Interstate/Johnson Lane Corporation . . . . . . . . . . . . . . . . . .        1,000,000

 Janney Montgomery Scott Inc.  . . . . . . . . . . . . . . . . . . . . .        1,000,000

 Josephthal & Co. Inc. . . . . . . . . . . . . . . . . . . . . . . . . .        1,000,000

 Kennedy, Cabot & Co.  . . . . . . . . . . . . . . . . . . . . . . . . .        1,000,000

 McDonald & Company Securities, Inc. . . . . . . . . . . . . . . . . . .        1,000,000

 McGinn, Smith & Co., Inc. . . . . . . . . . . . . . . . . . . . . . . .        1,000,000

 Mesirow Financial, Inc. . . . . . . . . . . . . . . . . . . . . . . . .        1,000,000

 Morgan Keegan & Company, Inc. . . . . . . . . . . . . . . . . . . . . .        1,000,000

 The Ohio Company  . . . . . . . . . . . . . . . . . . . . . . . . . . .        1,000,000

 Olde & Co., Incorporated  . . . . . . . . . . . . . . . . . . . . . . .        1,000,000

 Pryor, McClendon, Counts & Co., Inc.  . . . . . . . . . . . . . . . . .        1,000,000

 Roney & Co., LLC  . . . . . . . . . . . . . . . . . . . . . . . . . . .        1,000,000

 Scott & Stringfellow, Inc.  . . . . . . . . . . . . . . . . . . . . . .        1,000,000

 Stifel, Nicolaus & Company, Incorporated  . . . . . . . . . . . . . . .        1,000,000

 Stone & Youngberg . . . . . . . . . . . . . . . . . . . . . . . . . . .        1,000,000

 Trilon International Inc. . . . . . . . . . . . . . . . . . . . . . . .        1,000,000

 Utendahl Capital Partners, L.P. . . . . . . . . . . . . . . . . . . . .        1,000,000
                                                                             ------------
        Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $200,000,000
                                                                             ============



                                   EXHIBIT A

                      SOUTHWESTERN BELL TELEPHONE COMPANY

                           DELAYED DELIVERY CONTRACT


                                          , 199


Southwestern Bell Telephone Company
175 E. Houston
San Antonio, Texas 78205


Dear Sirs:

              The undersigned hereby agrees to purchase from Southwestern Bell Telephone Company, a Missouri corporation (the "Company"), and the Company hereby agrees to sell to the undersigned, $__________ principal amount of the Company's above-captioned securities ("Securities"), offered by the Company's
prospectus dated                       , 199 , as supplemented by the
prospectus supplement dated                      , 199  (collectively, the
"Prospectus"), receipt of a copy of which is hereby acknowledged, at a purchase
price of     % of the principal amount thereof plus accrued interest from
, 199 to the Delivery Date (as defined in the next paragraph) and on the further terms and conditions set forth in this Contract.

              Payment for and delivery of the Securities to be purchased by the
undersigned shall be made on         , 199  , herein called the "Delivery Date."

              At 10:00 A.M., New York time, on the Delivery Date, the Securities to be purchased by the undersigned hereunder will be delivered by the Company to the undersigned, and the undersigned will accept delivery of such Securities and will make payment to the Company of the purchase price therefor at the office of The Bank of New York. Payment will be by certified or official bank check payable in next-day funds settled through the New York Clearing House, or such other Clearing House as the Company may designate, to or upon the order of the Company. The Securities will be delivered in such authorized forms and denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than two full business days prior to the Delivery Date or, if the undersigned fails to make a timely designation in the foregoing manner, in the form of one definitive fully registered certificate representing the Securities in the above principal amount, registered in the name of the undersigned.

              If any of the Securities are to be delivered to the undersigned in bearer form, (i) the undersigned hereby represents that it is not a U.S. person (or if it is a U.S. person it is a qualified financial institution) and agrees that it will not offer to sell such Securities, directly or indirectly, to any U.S. person other than a qualified financial institution and (ii) if the undersigned is a dealer, that the undersigned also (A) represents that it has not offered or sold and agrees that it will not offer, sell, or deliver any such Securities within the United States or, directly or indirectly, to any U.S. person other than a qualified financial institution and is not purchasing any of such Securities for the account of any such U.S. person and (B) will deliver to all purchasers of such Securities from it a written confirmation, containing a statement to the effect set forth in clauses (i) and (ii) above. As used herein, "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and all other areas subject to its jurisdiction; "U.S. person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or a political subdivision thereof, or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source; and "qualified financial institution" means a financial institution (as defined in Section 1.165-12(c)(1)(v) of the Treasury Department regulations) that provides a written statement that it will comply with Section 165(j)(3)(A), (B), or (C) of the Code and the regulations thereunder. Delivery of Securities in bearer form shall be made only upon receipt of a certificate manually signed by the undersigned, containing substantially the following:

              "This is to certify that as of the date hereof (the date of delivery of the Securities in bearer form), the above-captioned Securities which are to be delivered to the undersigned in bearer form are not being acquired by or on behalf of a U.S. person, or for offer to resell or for resale to a U.S. person or, if any beneficial owner of the Securities is a U.S. person, such U.S. person is a financial institution (as defined in Treasury Department Regulations Section 1.165-12(c)(1)(v)) or acquiring through a financial institution and that the Securities are held by a financial institution that has agreed to comply with the requirements of Section 165(j)(3)(A), (B), or (C) of the Internal Revenue Code of 1986, and the regulations thereunder. If the undersigned is a clearing organization, the undersigned represents that the certificate is based on statements provided to it by its member organizations. As used herein, "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and all other areas subject to its jurisdiction; "U.S. person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or a political subdivision thereof, or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source; and a "clearing organization" means an entity which is in the business of holding obligations for member organizations and transferring obligations among such members by credit or debit to the account of a member without the necessity of physical delivery of the obligation. If the undersigned is a dealer, the undersigned agrees to obtain a similar certificate from each person entitled to delivery of any of the above-captioned Securities in bearer form purchased from it. However, if the undersigned has actual knowledge that the information contained in such certificate is false, the undersigned will not deliver a Security in temporary or definitive bearer form to the person who signed such certificate notwithstanding the delivery of such certificate to the undersigned. The undersigned will be deemed to have actual knowledge that the beneficial owner is a U.S. person for this purpose if the undersigned has a U.S. address for the beneficial owner of the Security."

              This Contract will terminate and be of no further force and
effect after                            , unless (i) on or before such date it
shall have been executed and delivered by both parties hereto and (ii) the Company shall have sold to the Underwriters named in the Prospectus the Immediate Delivery Underwritten Securities (as defined in the Underwriting Agreement referred to in the Prospectus). The Company will mail or deliver to the undersigned at its address set forth below a notice to that effect, stating the date of the occurrence thereof, accompanied by copies of the opinion of counsel for the Company delivered to such Underwriters pursuant to Paragraph 11(d) of the Underwriting Agreement.

              The obligation of the undersigned to accept delivery of and make payment for the Securities on the Delivery Date will be subject to the condition that the Securities shall not, on the Delivery Date, be an investment prohibited by the laws of the jurisdiction to which the undersigned is subject, the undersigned hereby representing that such an investment is not so prohibited on the date hereof.

              This Contract will inure to the benefit of and be binding upon the parties hereto and their respective successors but will not be assignable by either party hereto without the written consent of the other.

              This Contract may be executed by any of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

              It is understood that acceptance of any Delayed Delivery Contract (as defined in said Underwriting Agreement) is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first- served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.

                                       Very truly yours,


                                       By
                                          --------------------------------------


                                       -----------------------------------------
                                       Title


                                       -----------------------------------------


                                       -----------------------------------------
                                       Address


Accepted as of              , 199

SOUTHWESTERN BELL TELEPHONE COMPANY



By
   --------------------------------
   Title: